UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities  Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2001

DECISIONLINK, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-17569	84-1063897
(State or other jurisdiction of	Commission File Number	(I.R.S. Employer
incorporation or organization)		Identification No.)

1181 Grier Drive
Suite B
Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (702) 361-9873

(Former name or former address, if changed since last report)

Item 5.    Other Events

On October 23, 2001, DecisionLink, Inc. announced: (a) the appointment of Mr. Peter Gerard as its President and CEO and David Peachey as its Chairman of the Board, (b) the resignation of Messrs. Geoffrey Hewitt, David Peachey and Peter Lagergren as officers of the Company, (c) the resignation of Messrs. Geoffrey Hewitt, Brian O’Neil, Trevor Nelson and Walter Haemmerli as directors of the Company, and (d) a complete review of the Company’s strategic alternatives and day-to-day operations with the objective being to reduce current operating costs and overhead and to accelerate the product commercialization process. Reference is made to the press release and related agreements filed hereto as exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial statements of businesses acquired:  None

      (b)   Pro forma financial information:             None

      (c)   Exhibits:

      EXHIBIT

      NUMBER                                                               DESCRIPTION OF EXHIBIT

10.1       Employment Agreement dated as of October 19, 2001, by and between Peter Gerard and DecisionLink, Inc.

10.2       Registration Rights Agreement dated as of October 19, 2001, by and between Peter Gerard and DecisionLink, Inc.

10.3       Voting Agreement dated as of October 19, 2001, by and among Messrs. David Peachey, Peter Lagergren, Geoffrey Hewitt, Peter Gerard and DecisionLink, Inc.

99.1      Press release dated October 23, 2001: “DecisionLink Announces the Appointment of New President and CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECISIONLINK, INC.
(Registrant)

By:	/s/ R, Kenyon Culver	Date:	October 30, 2001
R. Kenyon Culver
Chief Financial Officer

EXHIBIT INDEX

      EXHIBIT

      NUMBER                                                               DESCRIPTION OF EXHIBIT

10.1       Employment Agreement dated as of October 19, 2001, by and between Peter Gerard and DecisionLink, Inc.

10.2       Registration Rights Agreement dated as of October 19, 2001, by and between Peter Gerard and DecisionLink, Inc.

10.3       Voting Agreement dated as of October 19, 2001, by and among Messrs. David Peachey, Peter Lagergren, Geoffrey Hewitt, Peter Gerard and DecisionLink, Inc.

99.1      Press release dated October 23, 2001: “DecisionLink Announces the Appointment of New President and CEO”